Exhibit 10.1

FACILITY AMOUNT INCREASE REQUEST

December 6, 2019

To:    KEYBANK NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT for the Lenders parties to the Revolving Credit and Security Agreement dated as of March 12, 2019 (as amended by the First Amendment to Revolving Credit Agreement dated as of June 7, 2019, and as further extended, renewed, amended or restated from time to time, the “Credit Agreement”), among MC Income Plus Financing SPV LLC, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, the “Borrower”); MONROE CAPITAL INCOME PLUS CORPORATION, a Maryland corporation, as the collateral manager (together with its permitted successors and assigns, the “Collateral Manager”); the Lenders from time to time party thereto; KEYBANK NATIONAL ASSOCIATION, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”); U.S. BANK NATIONAL ASSOCIATION, as collateral agent; U.S. BANK NATIONAL ASSOCIATION, as document custodian; and U.S. BANK NATIONAL ASSOCIATION, as collateral administrator.

Ladies and Gentlemen:

The Borrower hereby refers to the Credit Agreement and requests that the Administrative Agent consent to an increase in the Facility Amount (the “Facility Amount Increase”), in accordance with Section 2.15 of the Credit Agreement, to be effected by an increase in the Commitment of KeyBank National Association. Capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

After giving effect to such Facility Amount Increase, the Commitment of KeyBank National Association shall be $75,000,000.

THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Facility Amount Increase shall be effective when the executed consent of the Administrative Agent and each affected Lender is received or otherwise in accordance with Section 2.15 of the Credit Agreement, but not in any case prior to December 6, 2019. It shall be a condition to the effectiveness of the Facility Amount Increase that all expenses referred to in Section 2.15 of the Credit Agreement shall have been paid.

The Borrower hereby certifies that no Default or Event of Default has occurred and is continuing.

Please indicate the Administrative Agent’s consent to such Facility Amount Increase by signing the enclosed copy of this letter in the space provided below.

Very truly yours,

MC Income Plus Financing SPV LLC

By:	Monroe Capital Income Plus Corporation, as Designated Manager

By	/s/ Theodore L. Koenig
Name: Theodore L. Koenig
Title: Authorized Signatory

KeyBank National Association, as Lender

By	/s/ Philip G. Turner
Name: Philip G. Turner
Title: Executive Vice President

The undersigned hereby consents on
this 6th day of December, 2019 to the
above-requested Facility Amount Increase.

KeyBank National Association, as Administrative Agent

By	/s/ Philip G. Turner
Name: Philip G. Turner
Title: Executive Vice President